As electronically filed with the Securities and Exchange Commission on January 31, 1994

                                                   Registration No . 33-________
________________________________________________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                          INGLES MARKETS, INCORPORATED
             (Exact name of registrant as specified in its charter)

           NORTH CAROLINA                                     56-0846267
(State or other jurisdiction of                             (I.R.S. Employer
Identification Number)                            incorporation or organization)


                                 P. O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA  28816
              (Address of Principal Executive Offices) (Zip Code)

          INGLES MARKETS, INCORPORATED INVESTMENT/PROFIT SHARING PLAN
                        (Full title of the plan)

                                JACK R. FERGUSON
                          INGLES MARKETS, INCORPORATED
                                 P. O. BOX 6676
                        ASHEVILLE, NORTH CAROLINA  28816
                   (Name and Address of agent for service)

                                 (704) 669-2941
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                               RICHARD W. PROBERT
                         ALTMAN, KRITZER & LEVICK, P.C.
                       6400 POWERS FERRY ROAD, SUITE 224
                            ATLANTA, GEORGIA  30339
                                 (404) 955-3555
                            _______________________

                        CALCULATION OF REGISTRATION FEE


                                              PROPOSED
  TITLE OF                                    MAXIMUM            PROPOSED MAXIMUM
  SECURITIES TO BE      AMOUNT TO BE          OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
  REGISTERED            REGISTERED            PER SHARE(1)       PRICE(1)                 REGISTRATION FEE
  Class A Common
  Stock, $.05 par
  value per
  share .....           2,252,700 (2)         $11.5625           $26,046,843.75           $8,981.66


(1) Estimated (based on the average of the high and low reported prices on January 24, 1994) solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(2) Consists of 2,252,700 shares of Class A Common Stock reserved for issuance upon conversion of the 2,252,700 shares of Class B Common Stock, $.05 par value per share, held pursuant to the Ingles Markets, Incorporated Investment/Profit Sharing Plan. This registration statement also relates to such indeterminate number of additional shares of Class A Common Stock as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

EXPLANATORY NOTE

The section 10(a) prospectus being delivered by Ingles Markets, Incorporated (the "COMPANY") to participants in the Ingles Markets, Incorporated Investment/Profit Sharing Plan (the "PLAN") as required by Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of the Company's Class A Common Stock, par value $.05 per share (the "CLASS A COMMON STOCK"), reserved for issuance upon the conversion of 2,252,700 shares of Class B Common Stock, $.05 par value per share (the "CLASS B COMMON STOCK") held pursuant to the Plan. The Plan information required in the section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (File No. 0-14706) pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), are incorporated herein by reference.

         1. The Company's Annual Report on Form 10-K for the fiscal year ended September 25, 1993; and

         2. The Company's Registration Statement on Form 8-A effective September 22, 1987, filed pursuant to section 12(b) of the Exchange Act, which contains a description of the Class A Common Stock, including any amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Certain legal matters in connection with the offering of the Class A Common Stock pursuant to this registration statement will be passed upon for the Company by Altman, Kritzer & Levick, P.C., Atlanta, Georgia. Legal matters with respect to North Carolina law will be passed upon by Petree Stockton, L.L.P., Winston-Salem, North Carolina.

         The financial statements incorporated in this registration statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 25, 1993 have been so incorporated in reliance on the report of Ernst & Young, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.  Indemnification of Directors and Officers

         The Company's By-laws provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company), the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, in either case against any liability or litigation expenses (including reasonable attorney's fees) incurred by such person in connection with such action, suit or proceeding to the extent and upon the terms and conditions provided by law (excluding any such expenses that any such person may incur that were at the time taken known or believed by them to be clearly in conflict with the best interests of the Company or, with respect to any criminal action or proceeding, unlawful). In addition, the Company's Articles of Incorporation provide, subject to the requirements set forth therein, that no director shall have personal liability arising out of an action, whether by or in right of the Company or otherwise, for monetary damages for breach of his duties as a director; provided, however, that such limitation on liability shall not affect a director's liability for
(i) acts or omissions not made in good faith that were at the time taken known or believed by him to be in conflict with the best interests of the Company,
(ii) unlawful distributions or (iii) transactions from which he derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

4.1      -       Form of Articles of Incorporation of the Company.(1)

4.2      -       Form of By-laws of the Company.(2)

5.1      -       Opinion of Petree Stockton, L.L.P. as to the legality of shares of Class A Common Stock being registered.

5.2      -       Internal Revenue Service determination letter dated June 16, 1993 as to the qualification of the Plan under Section
                 401 of the Internal Revenue Code.

23.1     -       Consent of Ernst & Young dated January 31, 1994.

23.2     -       Consent of Petree Stockton, L.L.P. (included in their opinion filed as Exhibit 5.1).

24       -       Power of Attorney.(3)

___________________

(1) Incorporated by reference to Exhibit No. 3.1 to the registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

(3)      Included on signature page of this registration statement.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that, with respect to any amendment to the Plan effected after the date the Plan was filed with the Internal Revenue Service ("IRS") for purposes of securing the determination letter filed as Exhibit 5.2 to this registration statement, the registrant will submit or has submitted any such amendment to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina on January 31, 1994.

                                                  Ingles Markets, Incorporated


                                                  By: /s/ ROBERT P. INGLE
                                                     --------------------------
                                                      Robert P. Ingle
                                                      Chairman of the Board and
                                                      Chief Executive Officer

         We, the undersigned officers and directors of Ingles Markets, Incorporated, hereby severally constitute Robert P. Ingle and Jack R. Ferguson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Ingles Markets, Incorporated to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                                      Date
         ---------                        -----                                      ----
/s/ ROBERT P. INGLE               Chairman of the Board,                       January 31, 1994
- -----------------------           Chief Executive
Robert P. Ingle                   Officer and Director

/s/ LANDY B. LANEY                President, Chief                             January 31, 1994
- -----------------------           Operating Officer and
Landy B. Laney                    Director

/s/ JACK R. FERGUSON              Vice President-Finance,                      January 31, 1994
- -----------------------           Chief Financial Officer
Jack R. Ferguson                  and Director

/s/ VAUGHN C. FISHER              Vice President-Sales                         January 31, 1994
- ------------------------          Manager and Director
Vaughn C. Fisher

/s/ ANTHONY S. FEDERICO           Vice President-Non-                          January 31, 1994
- ------------------------          Foods and Director
Anthony S. Federico

/s/ BRENDA S. CRANFORD            Secretary and Controller                     January 31, 1994
- ------------------------
Brenda S. Cranford

                               INDEX TO EXHIBITS

                                                                                 SEQUENTIAL
                                                                                 ----------
EXHIBITS                                                                         PAGE NUMBER
- --------                                                                         -----------

 4.1     -       Form of Articles of Incorporation of
                 the Company.(1)

 4.2     -       Form of By-laws of the Company.(2)

 5.1     -       Opinion of Petree Stockton, L.L.P. as to                            8
                 the legality of shares of Class A Common Stock
                 being registered.

 5.2     -       Internal Revenue Service determination letter                       10
                 dated June 16, 1993 as to the qualification
                 of the Plan under Section 401 of the Internal
                 Revenue Code.

23.1     -       Consent of Ernst & Young dated January 31, 1994                     13

23.2     -       Consent of Petree Stockton, L.L.P. (included
                 in their opinion filed as Exhibit 5.1).

24       -       Power of Attorney.(3)

___________________

(1) Incorporated by reference to Exhibit No. 3.1 to the registrant's Registration Statement on Form S-1 (File No. 33-23919), previously filed with the Securities and Exchange Commission.

(2) Incorporated by reference to Exhibit No. 3.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 1988 (File No. 0-14706), previously filed with the Securities and Exchange Commission.

(3)      Included on signature page of this registration statement.